Investor Relations May 20191

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance we will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: crude oil capacities, EBITDA of our logistics assets; crude oil quality (and control thereof), pricing, price advantages and gathering; pipeline access; connection or access to shale or condensate fields and/or domestic, locally gathered and/or Canadian crude oils; complexity; conversion and distillate yields; distribution costs; net backs; freight advantages; marketing agreements; strategic value of our locations; cost of operations; throughput and production; favorability of the macro environment including increased shale oil production, takeaway capacity, price advantages, product demand, growth of global economies sustainably or at all, price environment, impacts of IMO 2020 including the ability of CVI to benefit therefrom, exports, unemployment, RIN prices, deregulation and political and regulatory developments and landscapes; crude oil and condensate differentials; crack spreads; market impacts of IMO 2020 including demand, margins and crude oil discounts; distillate yield; heavy oil production; dividends and distributions and the amount and timing thereof; strategic initiatives including EHS improvements, RINs exposure, biodiesel blending, development of wholesale or retail businesses, expansion of optionality to process WCS, light shale oil and/or natural gasoline, liquid yield improvement at Wynnewood by 3.5% or at all, SG&A reduction, headcount, reduction of lost opportunities by 50% or at all, and capture rates; capital expenditures, turnaround expense and turnaround timing and activities; the Isom, KSAAT and crude oil optionality projects including the costs, timing, returns, benefits and impacts thereof; improving industry fundamentals; imports; logistics and distribution (including costs thereof); stock ratios; market position; utilization rates; geographic footprint; netbacks; customer optionality; rail access and delivery points; marketing agreements; demand growth and supply/demand imbalance; population; biofuel consumption; diets in developing countries; nitrogen consumption; corn demand, stocks, uses, pricing, consumption, production, planting and yield; farming activities and the timing thereof; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. 2

CVR Energy, Inc. (NYSE: CVI) Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 3 3

CVR Energy, Inc. (NYSE: CVI) CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and 34 percent of the common units of CVR Partners, LP. CVR Partners, LP Petroleum Segment (NYSE: UAN) • 2 strategically located Mid- • 2 strategically located Continent refiners close to facilities serving the Cushing, Oklahoma Southern Plains and Corn • 206,500 bpd of nameplate crude Belt oil capacity • Well positioned to • Direct access to crude oil and minimize distribution costs condensate fields in the and maximize net back Anadarko Basin pricing • Complimentary logistic assets • Consistently maintain high with potential EBITDA of utilization rates at approximately $70 million per production facilities year • Marketing agreement with • Historical space on key pipelines LSB Industries Pryor, OK, provides access to quality and facility’s UAN production price advantaged crude oil – 100% exposure to WTI-Brent differential • 99% conversion to light products & 45% distillate yield(1) (1) Based on crude oil throughputs; for the last twelve months ended March 31, 2019. 4 4

Asset Footprint



Hardisty
Canada
Bakken
MT
ND
Clearbrook
MN
WI
Jackson
WY
SD
Sioux Falls
NE
Sioux City
IA
Flanagan
Salt Lake City
Omaha
Des Moines
DJ Basin
UT
IL
Topeka
Kansas City
Denver
KS
CO
Columbia
Wichita
MO
Miss Lime
SCOOP / STACK
Cushing
Oklahoma City
Tulsa
NM
OK
AR
Permian Basin
Midland
Dallas / FW
TX
LA
Sugar Land
Houston
Coffeyville Refinery
Wynnewood Refinery
CVR Crude Transportation
Third-Party Crude Storage
Corporate Headquarters

Mid-Continent Refineries

- Nameplate crude oil capacity of 206,500 bpd across two refineries
  - *1Q19 total throughput of 212,800 bpd*
- Average complexity of 10.8
- Located in Group 3 of PADD II

Cushing & SCOOP/STACK Centric

- Refineries are strategically located ~ 100 to 130 miles from Cushing, OK
- Historical space on key pipelines
- Access to domestic conventional and locally gathered shale oils and Canadian crude oils

Logistics

- Crude oil gathering system with capacity over 115,000 bpd serving Kansas, Nebraska, Oklahoma and Missouri
  - *1Q19 SCOOP/STACK gathering increased 40% Y/Y as we increased focus on these high quality crude oils*
- CVR Energy's logistics asset portfolio includes over 430 miles of pipelines, over 200 crude oil and product storage tanks and 39 LACT units

6

Strategically Located Mid-Con Refineries Crude Oil Supply Network Marketing Network Coffeyville Refinery Wynnewood Refinery Major Canadian Crude Oil Pipelines CVR Crude Oil Pipelines Third-Party Crude Oil Pipelines Third-Party Terminals JV Pipeline Third-Party Refined Product Pipelines CVR Crude Transportation Corporate Headquarters 7

High-Quality Refining Assets Consolidated Favorable High Distillate Yield (1) (2) Consolidated Low Cost Operator(2) (3) 46% $8.0 $7.0 42% $6.0 $5.0 38% $4.0 $3.0 34% $2.0 $1.0 30% $0.0 CVI VLO DK PSX HFC MPC PBF VLO MPC DK CVI PSX PBF HFC LTM 1Q19 LTM 1Q19 Total Throughput(2) Total Production(2) Heavy Canadian(4) Other(5) 3% Other(6) Condensate 6% 7% 5% Midland WTI Regional 13% 217,500 Shale Oil 40% 217,500 Gasoline Distillate bpd 51% 42% bpd WTI 33% (1) Based on crude oil throughputs. 8 (2) For the last twelve months ended March 31, 2019. (3) Operating expenses based on per barrel of total throughput. (4) Currently have pipeline space up to 35,000 bpd but has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (5) Other includes natural gasoline, isobutane, normal butane and gas oil. 8 (6) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuel.

Favorable Macro Environment Feedstock Supply • Increasing U.S. shale oil production • Limited Canadian pipeline and rail takeaway capacity • Access to price-advantaged crude oils such as Canadian and Regional Shales Product Demand • Global economies aligned for sustainable growth • Sustained product demand driven by: • Lower price environment • IMO 2020 • Exports • Low Unemployment Regulatory Landscape • Constructive deregulation • Positive Energy development in the U.S. • Lower Y/Y RIN prices 9

Favorable Macro Environment 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-WTI & Condensate-WTI Differentials ($/bbl) $10 $30 Midland-WTI Condensate - WTI NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI $5 $25 $20 $0 $15 ($5) Futures $10 Futures ($10) $5 ($15) $0 ($20) May-14 Feb-15 Nov-15 Aug-16 May-17 Feb-18 Nov-18 Aug-19 May-20 Jan-14 Oct-14 Jul-15 Apr-16 Jan-17 Oct-17 Jul-18 Apr-19 Jan-20 Oct-20 WCS-WTI Differential ($/bbl) WTI-based ULSD Crack ($/bbl) Feb-14 Feb-15 Feb-16 Feb-17 Feb-18 Feb-19 Feb-20 $35 $0 $30 ($5) ($10) $25 ($15) $20 ($20) Futures ($25) $15 ($30) Futures $10 ($35) ($40) $5 ($45) $0 ($50) Jan-14 Oct-14 Jul-15 Apr-16 Jan-17 Oct-17 Jul-18 Apr-19 Jan-20 Oct-20 Source: Market view as of May 8, 2019 10

Well Positioned to Benefit from IMO 2020 IMO 2020 is expected to benefit high-complexity refiners like CVR Background: Beginning January 1, 2020 the International Maritime Organization (IMO) is expected to enforce a new 0.5% global sulfur cap on marine fuel content, a significant reduction from the current limit of 3.5%. Expected Market Impacts: 1) Increased demand for diesel, 2) increased demand for light sweet crude, and 3) decreased gasoline production as refiners shift to additional diesel production. Implications for CVR Energy: CVR Energy is well positioned to benefit from IMO 2020 impacts due to: 1) Peer-leading distillate yield of over 42% in 2018, 2) 100% exposure to the Brent – WTI differential, and 3) high liquid volume yield of light products. Annual EBITDA Sensitivity from $1/bbl change(1) Brent - WTI Differential $75M Gasoline Crack $40M Gasoline & distillate represent 93% of LTM product slate Distillate Crack $33M $0M $10M $20M $30M $40M $50M $60M $70M $80M (1) Based on LTM crude throughput of 74.7 mmbbl, gasoline production 40.4 mmbbl and distillate production of 33.4 mmbbl 11

Industry Leading Dividend Yield Current Dividend Yield1 nearly 2x Peer Group Average Dividend Payout Ratio Also >2x Peer Average Current Dividend Yield 2018 Dividend Payout Ratio (% of CFFO) 8.0% 50% 7.0% Peer Group Average 40% 6.0% Peer Group Average 5.0% 30% 4.0% 3.0% 20% 2.0% 10% 1.0% 0.0% 0% CVI VLO PBF MPC PSX DK HFC PARR CVI VLO PSX PBF HFC MPC DK PARR 1Based on closing prices on May 8, 2019 Consistent Dividend Payouts Despite Oil Price Volatility Peer-Leading Dividend Growth in 2018 $0.80 $75 Y/Y Dividend Growth Dividend per Share WTI Price $0.70 $70 60% $65 $0.60 50% $60 $0.50 40% $55 $0.40 $50 30% $0.30 $45 20% $0.20 $40 $0.10 $35 10% $0.00 $30 0% CVI DK MPC PSX VLO HFC PBF 12

Strategic Initiatives

Environment, Health and Safety	**Continue to improve in all Environmental, Health and Safety matters. Safety is Job 1.** › *2018 total recordable incident rates down over 50% Y/Y, environmental events down over 35%*
Focus on crude quality and differentials	**Leverage our strategic location and our proprietary gathering system to deliver high quality and cost efficient crude oil to our refineries.** › *Increased regional shale crude oil throughput by 38% in 2018; more than doubled condensate throughput*
Reduce our RIN exposure	**Reduce our RIN exposure through increased biodiesel blending and building a wholesale/retail business** › *Internal RINs generation increased to 24% in 2018 from 18% in 2017, in part by blending biodiesel across both refinery racks*
Expand Coffeyville feedstock flexibility	**Expand our optionality to process WCS, light shale oil, and natural gasoline at the Coffeyville refinery.** › *3-phase project under development; potential capital investments of $360M with expected returns over 30%*
Increase liquid yields at Wynnewood	**Improve liquid yield recovery at the Wynnewood refinery by 3.5%.** › *Benfree repositioning project now in service. Isomerization project in Schedule A design; potential capital investment of $90M if approved, with expected returns over 35%*
Reduce lost opportunities	**Reduce lost opportunities and improve capture rates.** › *Total lost profit opportunities equated to approximately 7% of gross margin across both segments in 2018. Goal is to reduce lost profit opportunities to 5% or less in 2019.*

13

Long-Term Value Creation Projects Crude Optionality at Coffeyville • If approved, Phase 1 would increase the capacity for processing natural gasoline to 10,000 bpd and/or increase shale crude oil and condensate processing ➢ Additional naphtha hydrotreating capacity ➢ Additional C5 / C6 isomerization capacity ➢ Create Tier III gasoline flexibility • Timing for Phase 1 completion is expected to be in 2022- 2023 • Total capital cost for Phase 1 currently estimated at approximately $190 million • Phase 2 would involve improving liquid yield and increasing Canadian crude oil processing ability with the addition of a new gas oil hydrotreater • Phase 3 would involve expansion of the continuous catalytic reformer to process additional naphtha to high octane blendstock • Total capital cost for all three phases currently estimated at $360 million, with estimated returns of 30% or higher 14

Long-Term Value Creation Projects Isomerization Unit at Wynnewood • Intended to: • Run more Anadarko Basin crude oils and condensates • Improve liquid volume yield and increase distillate yield • Increase capability to produce additional premium gasoline (typically $0.20/gal. uplift) • Reduce benzene content of gasoline – generate more credits • Schedule A design work underway, including detailed cost estimate • Expect to seek full board approval in 4Q 2019 • Total capital cost currently estimated at approximately $92 million • Expected return greater than 35% • If fully approved, project completion targeted for 2021- 2022 15

Long-Term Value Creation Projects KSAAT Project at Wynnewood • KSAAT Solid Acid Alkylation Technology – Wynnewood Refinery • Intended to eliminate the use of hydrofluoric (HF) acid catalyst in the alkylation unit • Installation of the KSAAT process would avoid investment in an HF mitigation system • Also expected to increase production of premium gasoline at Wynnewood • Schedule A design work underway, including detailed cost estimate • Potential expected return in excess of 70% on net investment of approximately $15 million • If approved, timing for project completion is expected to be in 2021-2022 • Total capital cost currently estimated at approximately $48 million • Potential to implement similar design at Coffeyville 16

Capital Expenditures and Turnaround Expense $250 2019 Total Capex budget of $180M - $200M $200 • Environmental and Maintenance spending $150 planned at $125M - $140M $M $100 • Growth capex budgeted at $55M - $60M $50 • Approximately $50M - $60M of growth related projects will require additional approvals before $0 moving forward 2014 2015 2016 2017 2018 2019e Environmental & Maintenance Growth $250 2019 Turnaround spending planned at $40M $200 • Wynnewood refinery turnaround completed as $150 planned in 1Q19, on time and under budget $M $100 • Coffeyville refinery turnaround expected in Spring of 2020 – FCC, alky and associated $50 hydrotreating units $0 2014 2015 2016 2017 2018 2019e • 2019 budget includes some planning costs ahead of the 2020 turnaround Turnaround expense Note: As of March 31, 2018 17

Solid Trends in Fertilizer Demand Growth ◼ Global nitrogen consumption increased by 15% Global Nitrogen Consumption between 2008 and 2018 driven by: 140 − Population growth 130 120 − Decrease in arable farmland per capita 110 100 − Biofuel consumption 90 − Continued evolution to more protein-based Million Tonnes 80 70 diets in developing countries 60 50 2010 2011 2012 2013 2016 2017 2018 2019 2022 2023 2024 2025 2028 2029 2030 2014 2015 2020 2021 2026 2027 Global Arable Land per Capita U.S. Nitrogen Consumption 0.28 14.0 0.26 13.5 0.24 13.0 0.22 12.5 12.0 0.20 11.5 0.18 Million Tonnes Hectares Personper 11.0 0.16 10.5 0.14 10.0 1992 1994 1996 1997 1999 2001 2002 2004 2006 2007 2008 2009 2011 2012 2013 2014 2016 1993 1995 1998 2000 2003 2005 2010 2015 2012 2013 2014 2016 2017 2018 2020 2021 2022 2024 2025 2026 2028 2029 2030 2010 2011 2015 2019 2023 2027 Source: Fertecon, World Bank 19

U.S Nitrogen Supply & Demand Corn Stocks to Use Compared to Net Back Fertilizer Pricing U.S. Nitrogen Supply $700 30% 16,000 Stocks to Use $600 Ammonia Net Back Price 14,000 UAN Net Back Price $500 12,000 20% $400 16% 14% 10,000 13% 13% 12% 12% $300 8,000 9% 10% 8% 7% $200 6,000 $100 4,000 $0 0% 2,000 11/12 12/13 13/14 14/15 15/16 16/17 17/18 18/19 19/20 (000'sof nitrogen metric tons) 0 • Nitrogen fertilizers represent approximately 15% of (2,000) farmers’ cost structure and significantly improves yields (4,000) • 1Q19 UAN prices increased $69/ton, or 45% Y/Y '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '25 '30 • Major global nitrogen capacity build cycle largely Production Imports Exports complete in 2017/2018. Additional tons have been absorbed by the market • Product demand currently expected to exceed new supply for the next several years Source: NPK Fertilizer Consultant, USDA, Blue Johnson and Associates, Inc. 20

Strong Demand for Corn in the U.S. U.S. Domestic Corn Use 14.0 ◼ Corn has a variety of uses and applications, 12.0 including feed grains, ethanol for fuel and 10.0 food, seed and industrial (FSI) 8.0 6.0 ◼ Feed grains 4.0 (Bushels (Bushels billions) in 2.0 − ~96% of domestic feed grains are supplied 0.0 by corn Feed / Residual Use Ethanol Seed & Industrial − Consumes ~37% of annual corn crop(1) Domestic Corn Planted Acres and Yield per Acre ◼ Million planted acres Bushels per harvested acre Ethanol 120 200 180 100 − Consumes ~37% of annual corn crop(1) 160 140 80 120 60 100 ◼ Corn production driven more by yield than 80 40 60 acres planted 40 20 20 0 0 1926 1930 1938 1942 1950 1954 1962 1966 1974 1978 1986 1990 1998 2002 2010 2014 1934 1946 1958 1970 1982 1994 2006 2018 Source: USDA Economic Research Service and USDA WASDE. Planted acres Yield per acre (1) Based on most recent five year average. 21

Strategically Located Assets ◼ Large geographic footprint serving the Southern Plains and Corn Belt region ◼ Well positioned to minimize distribution costs and maximize net back pricing ◼ New rail loading rack at Coffeyville increases logistics optionality due to access to both UP and BNSF delivery points ◼ Production sustainability due to storage capabilities at the plants and offsite locations ◼ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 22

Key Operating Statistics Consolidated Production Volumes Ammonia Utilization(1) 100% Ammonia (gross produced) Ammonia (net avail. for sale) UAN Coffeyville East Dubuque Consolidated 1,400 95% 94% 94% 94% 1,200 95% 92% 91% 1,000 90% 800 600 85% % % Capacity of Thousand Thousand tons 400 80% 200 0 75% 2014 2015 2016 2017 2018 Two Years Ending 2018 Two Years Ending 2019 Consolidated Feedstocks Costs(2) Consolidated Sales Revenue(2)(3) Urea Products 4% Hydrogen 10% Ammonia Natural 22% Gas Pet Coke 56% 35% UAN 74% (1) Adjusted by planned turnarounds. (2) For the last twelve months ended March 31, 2019. (3) Excludes freight. 23

Capital Expenditures and Turnaround Expenses East Dubuque Merger on 2019 Total Capex budget of $20M - $25M $30 April 1, 2016 $25 • Environmental and Maintenance spending $20 planned at $18M - $20M $15 $M • Growth capex budgeted at $2.0M - $5.0M $10 • Growth capex budget comprised of a number of $5 smaller projects $0 2014 2015 2016 2017 2018 2019e Maintenance Growth East Dubuque Merger on $10.0 2019 Turnaround spending planned at $7.0M April 1, 2016 $8.0 • East Dubuque turnaround planned for Fall of $6.0 2019 $M $4.0 • Coffeyville and East Dubuque are on alternating two-year turnaround schedules $2.0 • Turnarounds have historically lasted two to $0.0 three weeks and cost approximately $7M 2014 2015 2016 2017 2018 2019e Turnaround Expense Note: As of December 31, 2018 24

APPENDIX

Non-GAAP Financial Measures EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Adjusted EBITDA represents EBITDA adjusted to exclude consolidated turnaround expense and other non-recurring items which management believes are material to an investor’s understanding of the Company’s underlying operating results. Available Cash for Distribution represents Adjusted EBITDA reduced for cash reserves established by the board of directors of CVR Partners L.P.’s general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of CVR Partners L.P.’s general partner. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document. 26

Non-GAAP Financial Measures

(In USD Millions)	2015	2016	2017	2018	2Q 2018	3Q 2018	4Q 2018	1Q 2019	LTM
CVR Energy, Inc.									
Net Income	$ 350	$ 10	$ 258	$ 366	$ 68	$ 110	$ 96	$ 102	$ 376
Add: Interest expense and other financing costs, net of interest income	47	83	109	103	26	26	24	26	102
Add: Income tax expense (benefit)	105	(19)	(220)	79	14	33	13	35	96
Add: Depreciation and amortization	199	229	259	272	71	66	69	67	273
EBITDA	**$ 702**	**$ 303**	**$ 405**	**$ 821**	**$ 179**	**$ 235**	**$ 202**	**$ 230**	**$ 846**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	2Q 2018	3Q 2018	4Q 2018	1Q 2019	LTM
Refining margin	$ 271	$ 313	$ 279	$ 317	$ 1,180
Divided by: total throughput barrels	20	20	20	19	79
Refining margin per throughput barrel	$ 13.71	$ 15.54	$ 13.67	$ 16.55	$ 14.86
Inventory valuation impacts	$ (22)	$ (3)	$ 77	$ (32)	$ 20
Refining margin, excluding inventory valuation impacts	249	310	356	285	1,200
Divided by: total throughput barrels	20	20	20	19	79
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 12.61**	**$ 15.41**	**$ 17.47**	**$ 14.88**	**$ 15.12**

Direct Operating Expense per throughput barrel	2Q 2018	3Q 2018	4Q 2018	1Q 2019	LTM
Direct operating expenses	$ 94	$ 85	$ 92	$ 91	$ 364
Throughput (bpd)	216,665	218,906	221,481	212,806	217,492
Total Throughput (mm bbls)	20	20	20	19	79
Direct operating expenses per total throughput barrel	**$ 4.76**	**$ 4.17**	**$ 4.52**	**$ 4.75**	**$ 4.59**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited.

27

CVR Energy

Non-GAAP Financial Measures

(In USD Millions)	2015	2016	2017	2018	2Q 2018	3Q 2018	4Q 2018	1Q 2019	LTM
CVR Partners, LP									
Net Income (loss)	$ 62	$ (27)	$ (73)	$ (50)	$ (16)	$ (13)	$ (1)	$ (6)	$ (37)
Add: Interest expense and other financing costs, net of interest income	7	49	63	63	16	16	16	16	63
Add: Income tax expense (benefit)	-	0	0	(0)	-	-	(0)	(0)	(0)
Add: Depreciation and amortization	28	58	74	72	20	16	19	17	72
EBITDA	**$ 97**	**$ 80**	**$ 64**	**$ 84**	**$ 20**	**$ 19**	**$ 33**	**$ 26**	**$ 97**
Add: Turnaround expenses	7	7	3	6	6	-	-	-	6
Add: Loss on extinguishment of debt	-	5	-	-	-	-	-	-	-
Add: Expenses associated with the East Dubuque Facility acquisition	2	3	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 107**	**$ 95**	**$ 67**	**$ 90**	**$ 26**	**$ 19**	**$ 33**	**$ 26**	**$ 104**

(In USD Millions)	2015	2016	2017	2018	2Q 2018	3Q 2018	4Q 2018	1Q 2019	LTM
CVR Partners, LP									
Adjusted EBITDA	$ 107	$ 95	$ 67	$ 90	$ 26	$ 19	$ 33	$ 26	$ 104
Less: Debt service	(6)	(46)	(60)	(59)	(15)	(15)	(15)	(15)	(59)
Less: Maintenance capital expenditures	(10)	(14)	(14)	(15)	(4)	(4)	(4)	(3)	(15)
Less: Turnaround expenses	(7)	(7)	(3)	(6)	(6)	-	-	-	(6)
Less: Cash reserves for future operating needs	-	-	-	-	(1)	-	-	-	(1)
Less: Cash reserves for future turnaround expenses	(8)	-	-	-	-	-	-	-	-
Less: Expenses associated with East Dubuque Facility acquisition	(2)	(3)	-	-	-	-	-	-	-
Add: Impact of purchase accounting	-	13	-	-	-	-	-	-	-
Add: Available cash associated with East Dubuque 2016 first quarter	-	6	-	-	-	-	-	-	-
Add: Release of cash reserves established for turnaround expenses	7	-	-	-	-	-	-	-	-
Available cash for distribution	**$ 81**	**$ 45**	**$ (10)**	**$ 10**	**$ 0**	**$ 0**	**$ 14**	**$ 8**	**$ 22**

28
CVR Energy

Non-GAAP Financial Measures Reconciliation of Projected Logistics Net Income to Projected Logistics EBITDA (Annual, USD Millions) Projected Logistics Net Income $ 49 to $ 55 Income tax expense 10 to 12 Depreciation & amortization 6 to 8 Projected Logistics EBITDA $ 65 to $ 75 Note: reconciliation above excludes non-controlling interest impacts as those are not estimable. 29

2019 Estimated Capital Expenditures 2018 Actual 2019 Estimate (1) Maintenance Growth Total Maintenance Growth Total Low High Low High Low High Petroleum $ 62 $ 17 $ 79 $ 125 $ 140 $ 55 $ 60 $ 180 $ 200 Nitrogen Fertilizer 15 4 19 18 20 2 5 20 25 Other 4 - 4 10 15 - - 10 15 Total $ 81 $ 21 $ 102 $ 153 $ 175 $ 57 $ 65 $ 210 $ 240 (1) Total 2019 estimated capital expenditures includes approximately $50 to $60 million of growth related additional approvals before commencement 30

Organizational Structure[1]



IEP
Public
70.8%
29.2%
CVR Energy, Inc. (CVI)
100%
Holding Companies (1)
100%
Coffeyville Resources, LLC
34.1%
100%
34.4%
100%
CVR Refining Holdings, LLC
CVR GP, LLC
Public
100%
65.9%
65.6%
CVR Refining GP, LLC
CVR Partners, LP (UAN)
CVR Refining, LP (CVRR)
Coffeyville Resources Nitrogen Fertilizers, LLC(2)
100%
CVR Refining, LLC
CVR Nitrogen, LP
100%
100%
East Dubuque Nitrogen Fertilizers, LLC(3)
Petroleum Refining and Logistics Operating Subsidiaries (4)
Coffeyville Finance Inc.

(1) Simplified for presentation purposes
(2) Includes Coffeyville Nitrogen Fertilizers, Inc., CL JV Holdings, LLC, Coffeyville Refining & Marketing Holdings, Inc., Coffeyville Refining & Marketing, Inc., Coffeyville Terminal, Inc., Coffeyville Crude Transportation, Inc., and Coffeyville Pipeline, Inc.
(3) Includes CVR Partners Fertilizer Business.
(4) Includes East Dubuque Facility.
(5) Includes Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, and Coffeyville Resources Pipeline, LLC.

31